NUMBER: **A-28414**

CERTIFICATE
OF
CHANGE OF NAME

FOR AN EXTRAPROVINCIAL COMPANY

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

TOTEM SCIENCES INC.

has this day filed documents evidencing its change of name to

TOTEM MINING CORPORATION

Issued *under my hand at Victoria, British Columbia*
on September 25, 1997

JOHN S. POWELL
Registrar of Companies